UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

REVELATION BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39603	84-3898466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4660 La Jolla Village Drive Suite 100
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 800-3717

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	REVB	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for a 1/201,600th share of common stock at an exercise price of $2,318,400 per share	REVBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2026, Revelation Biosciences, Inc. (the “Company”) entered into an Amended and Restated Executive Employment Agreement with each of James Rolke, the Company’s Chief Executive Officer (“CEO”), and Chester S. Zygmont, III, the Company’s Chief Financial Officer (“CFO”), in each case effective as of June 24, 2026 (collectively, the “Amended Employment Agreements”). The Amended Employment Agreements reflect the following material changes:

•
An increase in the change in control severance benefits to be received by each of the CEO and CFO in the event he experiences a “covered termination” (as defined in the Amended Employment Agreement) during the period beginning three months prior to a “change in control” (as defined in the Amended Employment Agreement) and ending 12 months after a change in control, including specifically: (i) a severance base amount equal to 2x the sum of: (a) his current base salary and (b) target annual bonus; (ii) a pro rata portion of his target annual bonus for the year in which the CEO or CFO is terminated; (iii) reimbursement of up to 18 months of premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

•
Increased flexibility for the CEO or CFO to engage in certain other activities outside the scope of his employment with the Company so long as such other activities are deemed beneficial to the Company or at least not detrimental, as determined by an independent committee of the Company’s Board of Directors; and

•
An initial term of three years commencing on June 24, 2026 and automatic renewal terms for successive one-year periods thereafter unless either party provides at least 30 days’ prior written notice of non-renewal.

The Amended Employment Agreements also contain certain immaterial changes intended to conform language to the foregoing changes, document the CEO’s and CFO’s current base salaries and target bonus percentages, and provide additional clarification.

The foregoing description of the Amended Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each Amended Employment Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws.

On June 24, 2026, the Board approved and adopted amendments to the Company’s Second Amended and Restated Bylaws (the “Bylaws”), effective as of June 24, 2026.

Section 1.11.6 : Universal Proxy Rules; Enhanced Advance Notice Compliance. The Bylaws added a new Section 1.11.6 requiring any Proposing Person intending to solicit proxies in support of director nominees other than the Company’s nominees to comply with all applicable requirements of Rule 14a-19 under the Exchange Act, including providing the Company with written notice of such intent no later than 120 calendar days prior to the anniversary of the previous year’s annual meeting (or, in the case of a special meeting, no later than 120 calendar days prior to such special meeting). As a further condition to nomination, each proposed nominee must deliver to the Secretary a written undertaking agreeing to comply with the Company’s applicable corporate governance, conflict of interest, confidentiality, stock ownership, and trading policies; to promptly inform the Company of any change in previously provided information prior to the relevant meeting; and, upon request, to meet with the Company’s representatives to allow assessment of such nominee’s qualifications and suitability for service as a director. The Proposing Person is also required to supplement its notice to confirm the accuracy of all provided information as of the record date for the meeting, with such update due no later than five (5) business days following the record date; failure to timely provide such update renders the nomination or proposal non-compliant.

Section 2.11: Definition of “Cause.” The Bylaws added a new Section 2.11 establishing a formal definition of “Cause” applicable to directors and officers of the Company. “Cause” is defined to include (i) indictment for, conviction of, or plea of guilty or nolo contendere to any felony or any misdemeanor involving moral turpitude, fraud, embezzlement, theft, or dishonesty; (ii) fraud, willful malfeasance, embezzlement, or knowing material dishonesty against the Company or its affiliates; (iii) willful misconduct or gross negligence in the performance of duties that results in, or could reasonably be expected to result in, material harm to the Company; (iv) material breach of fiduciary duty owed to the Company or its stockholders; (v) material and willful violation of any written policy or code of conduct of the Company, which violation, if capable of cure, remains uncured for thirty (30) days after written notice; (vi) willful and continued refusal or gross neglect of material duties, which failure, if capable of cure, remains uncured for thirty (30) days after written notice; and (vii) a knowing and material breach of any written agreement with the Company, which breach, if capable of cure, remains uncured for thirty (30) days after written notice. Any determination of “Cause” shall be made in good faith by a majority of the independent members of the Board who are not the subject of such determination, or, if a sufficient number of independent directors are unavailable, by independent legal counsel retained by the Board. Pursuant to Section 141(k)(1) of the DGCL and the Company’s classified board structure, directors may be removed by stockholders only for Cause as defined in Section 2.11.

Section 4.10: Officer Removal. Section 4.10 was amended to provide that, where the Board exercises its removal authority on the basis of “Cause,” such term shall have the meaning set forth in Section 2.11 of the Bylaws.

Section 4.12: Emergency Succession of Chief Executive Officer and Chief Financial Officer. The Bylaws added a new Section 4.12 establishing an interim succession framework in the event of the death, Disability (as defined within Section 4.12, described below), or other sudden vacancy in the office of the Chief Executive Officer or the Chief Financial Officer. In the event of a vacancy in the office of the Chief Executive Officer, the Chief Financial Officer shall immediately assume and perform those duties in an acting capacity pending Board action; in the event of a vacancy in the office of the Chief Financial Officer, the Chief Executive Officer shall assume those duties in an acting capacity. In either case, the acting officer is required to provide prompt written notice to the Chairperson of the Board (or, in the absence of a Chairperson, the Lead Independent Director or most senior independent director available) and all other members of the Board. If the designated successor of either position (or both) is unable or unwilling to serve, the Board shall designate another senior officer or qualified individual to serve on an interim basis. The Board must convene a meeting no later than thirty (30) calendar days following the commencement of any interim succession to consider permanent appointment, with the ability to extend such period by up to an additional thirty (30) days by duly adopted resolution. The assumption of acting duties does not constitute a formal election or appointment to the applicable office, nor does it entitle the acting officer to additional compensation absent Board authorization by written resolution. For purposes of Section 4.12, “Disability” means the inability of the Chief Executive Officer or Chief Financial Officer to perform his or her material duties due to physical or mental illness, injury, or other incapacity for a continuous period of sixty (60) or more calendar days, or ninety (90) or more days in any twelve (12)-consecutive-month period, as determined in good faith by a majority of the independent members of the Board following prescribed notice and physician consultation procedures.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held an Annual Meeting of Stockholders (the “Annual Meeting”) on June 24, 2026. At the Annual Meeting of the Company, a total of 2,234,348 shares of the Company’s common stock, being greater than one-third of the 3,908,420 shares of common stock issued and outstanding and entitled to vote as of the record date for the Annual Meeting, were present virtually, or represented by valid proxy at the Annual Meeting, constituting a quorum.

The following proposals, each as described further in the definitive proxy statement filed with the Securities and Exchange Commission on May 11, 2026, were voted upon by the stockholders:

Proposal No. 1 – Election of Director

Stockholders elected Jennifer Carver, BSN, MBA as a Class A director to serve until the 2029 Annual Meeting or until her successor is duly elected and qualified, based on the votes listed below:

For	Against	Withheld
519,169	24,779	263,081

There were 1,427,319 broker non-votes related to this proposal.

Proposal No. 2 – Authorization of Reverse Stock Splits

Stockholders approved a proposal to grant discretionary authority to the Company’s Board of Directors to effect one or more reverse stock splits of the Company’s common stock within one year of June 24, 2026, at a specific ratio of one-for-two to a maximum of one-for-250, with the specific ratio(s) to be fixed within this range by the Company’s Board of Directors in its sole discretion without further stockholder approval, based on the votes below:

For	Against	Abstain
1,786,623	444,315	3,410

There were no broker non-votes regarding this proposal.

Proposal No. 3 – Ratification of Independent Registered Public Accounting Firm

Stockholders ratified the selection of Baker Tilly US, LLP to audit the Company’s financial statements for the fiscal year ending December 31, 2026, based on the votes listed below:

For	Against	Abstain
1,794,221	217,178	222,949

There were no broker non-votes regarding this proposal.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws
10.1	Amended and Restated Executive Employment Agreement between Revelation Biosciences, Inc. and James Rolke, effective June 24, 2026
10.2	Amended and Restated Executive Employment Agreement between Revelation Biosciences, Inc. and Chester S. Zygmont, III, effective June 24, 2026
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REVELATION BIOSCIENCES, INC.

Date: June 24, 2026	By:	/s/ Chester S. Zygmont, III
Chester S. Zygmont, III Chief Financial Officer (principal financial and accounting officer)